Exhibit 23.1

Private and Confidential

The Board of Directors
THT Heat Transfer Technology, Inc.
THT Industrial Park
No. 6 Nanhuan Road, Tiexi District
Siping, Jilin Province
The People's Republic of China

Dear Sirs

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-3 of our auditor's report dated March 29, 2010 relating to the consolidated financial statements of THT Heat Transfer Technology, Inc. (the "Company") as of and for the years ended December 31, 2008 and 2009, appearing in the Company's Form 10-K for the year ended December 31, 2009.

We also consent to the reference of our firm under the caption "Experts" in such Preliminary Prospectus.

/s/ PKF

PKF
Certified Public Accountants
Hong Kong, China
December 20, 2010

Tel 852 2806 3822 | Fax 852 2806 3712
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